UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 4, 2015 (October 30, 2015)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 30, 2015, Sanchez Energy Corporation (the “Company”), each of SEP Holdings III, LLC (“SEP”), SN Marquis LLC (“SN Marquis”), SN Cotulla Assets, LLC (“SN Cotulla”), SN Operating, LLC (“SN Operating”), SN TMS, LLC (“SN TMS”), and SN Catarina, LLC (“SN Catarina” and together with SEP, SN Marquis, SN Cotulla, SN Operating and SN TMS, collectively, the “Guarantors” and the Guarantors and the Company, collectively, the “Loan Parties”), Royal Bank of Canada, as administrative agent (the “Administrative Agent”), and the lenders party thereto entered into a fifth amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of June 30, 2014, by and among the Company, the Guarantors, the Administrative Agent and the other agents and lenders party thereto (as amended, the “Credit Agreement”).

The Amendment, among other things, (1) amended the Credit Agreement and its exhibits and schedules to (a) update certain disclosures to be effective as of the date of the Amendment, including (i) the organizational chart and subsidiary list in the schedules to the Credit Agreement to reflect the disposition of Catarina Midstream, LLC and (ii) the lists of marketing contracts and swap agreements in the schedules to the Credit Agreement; (b) modify certain representations and the form of compliance certificate under the Credit Agreement to reference updated disclosures provided to the Administrative Agent pursuant to the terms of the Credit Agreement; (c) modify certain covenants to expressly (i) not require the Company to deliver fourth quarter financial statements prior to the delivery of annual financial statements, (ii) not require that certain insurance policies of the Loan Parties contain certain endorsements or loss payable provisions and (iii) permit the Loan Parties to enter into certain leases; (d) permit the Loan Parties to deliver certain financial statements and related documents required under the Credit Agreement electronically and provide that, except in the case of compliance certificates or for other deliveries to the Administrative Agent or a lender that requests physical delivery, any such statements and documents that are filed with the Securities and Exchange Commission are deemed delivered when posted on the Company’s website or other internet or intranet website to which each lender and the Administrative Agent have access; (e)(i) specifically identify TPL South Texas Processing Company LP as the counterparty to the previously permitted Eagle Ford Midstream JV Transaction (as defined in the Amendment), (ii) separately identify and permit the “Gathering JV” component of such transaction and increase from $80 million to $115 million the permitted investment basket for investments in the Eagle Ford Midstream JV Transaction generally, thereby making the entire existing $50 million “other” permitted investment basket available for investments either in such transaction or other investments in unrestricted subsidiaries of the Company and (iii) provide that none of the transactions comprising the Eagle Ford Midstream JV Transaction shall be considered synthetic leases; (f) modify the change-in-business covenant to permit unrestricted subsidiaries to make direct or indirect investments in the oil and gas industry and related businesses and activities without restrictions on geography; (g) change the definition of “Material Adverse Effect” to (i) reference, among other things, (x) the ability of the Loan Parties to perform their obligations under the Loan Documents (as defined in the Credit Agreement), rather than the ability of any Loan Party to perform any of its obligations under any Loan Document, (y) the validity or enforceability of the Loan Documents, rather than the validity or enforceability of any Loan Document, (z) the rights and remedies of or benefits available to the Administrative Agent, any issuing bank or any lender under the Loan Documents, rather than under any Loan Document and (ii) provide that general market or industry conditions, which do not affect the Company in a disproportionately adverse manner, shall not constitute or be taken into account in determining whether there has been a “Material Adverse Effect”; and (h) provide for other technical amendments, clarifications and corrections; and (2) waived any existing breaches of, and any resulting defaults or events of defaults under the Credit Agreement with respect to, the Company’s covenants in the Credit Agreement (a) to deliver fourth quarter financial statements within 45 days after the end of such fiscal quarter; (b) to provide certain loss payable clauses or provisions and endorsements with respect to certain insurance maintained by the Loan Parties; and (c) in respect of leases other than capital leases and leases of hydrocarbon interests.

From time to time, the agents, arrangers, book runners and lenders under the Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

This summary of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01 by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1

Fifth Amendment to Second Amended and Restated Credit Agreement, dated as of October 30, 2015, by and among Sanchez Energy Corporation, as borrower, SEP Holdings III, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC, and SN Catarina, LLC, as guarantors, Royal Bank of Canada, as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: November 4, 2015	By:	/s/ G. Gleeson Van Riet
G. Gleeson Van Riet
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Fifth Amendment to Second Amended and Restated Credit Agreement, dated as of October 30, 2015, by and among Sanchez Energy Corporation, as borrower, SEP Holdings III, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC, and SN Catarina, LLC, as guarantors, Royal Bank of Canada, as administrative agent, and the lenders party thereto.